EXHIBIT 10.94

[Southwall                              Corporate Office
 Technologies]                          ----------------------------------------
                                        1029 Corporation Way Palo Alto, CA 94303
                                        Tel: 415 962-9111 Fax: 415 967-8713

sent by fax and couries                                November 4, 1997


Mr. Yosuhiro Hosozawa
General Manager
Industrial Use Picture Tube Dept.
Display Device Div.
Components Company
SONY Corporation, Atsugi Technology Center No. 2
4-16-1, Okata, Atsugi-shi
Kanagawa-ken, 243 Japan

Dear Mr. Hosozawa,

     Please refer to my letter of October 20, 1997, also the letter from Dr. Ted Larsen to Mr. Harv Yamada of October 28, 1997 and Mr. Yamada's FAX of November 4, 1997 to Dr. Larsen.

     In order to clarify the wording regarding settlement of potential penalties due as a result of any shortfall on the minimum supply quantity of 1.5 million square feet from Southwall during the July through December 1997 period, I propose the following:

     In exchange for the elimination of the liability to pay liquidated damages for any shortfall in the sale of Product to Sony for the period July 1, 1997 through December 31, 1997 per section 2.4(C) of the Amended Supply Agreement, Southwall will reduce the total remaining surcharge as specified in section 1.0 of the Amended Supply Agreement that is due on Products sold in 1998 by an equivalent amount. To the extent that the penalty may be greater than the total remaining surcharge, Southwall will propose to Sony by the end of December 1997 a method for payment of the remaining penalty.

     I hope this wording and the explanatory letter from Dr. Larsen to Mr. Yamada clarify our proposal. If you agree with this proposal, please sign below and return a copy of this letter to me.


                                           Yours very truly,

                                           /s/ Martin M. Schwartz
                                           -------------------------------------
                                           Martin M. Schwartz
                                           President and Chief Executive Officer


I agree to the proposal regarding settlement of the penalty provision of the Amended Supply Agreement as indicated in this letter.


By: /s/ Yosuhiro Hosozawa
    ----------------------

Title: General Manager
       -------------------

Date: Nov. 10 / 1997
      --------------------

                                       2